UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

NOVAVAX, INC.
(Name of Registrant as Specified In Its Charter)

SHAH CAPITAL MANAGEMENT, INC. SHAH CAPITAL OPPORTUNITY FUND LP HIMANSHU H. SHAH
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MAY 6, 2024

SHAH CAPITAL MANAGEMENT, INC.

___________________, 2024

Dear Fellow Novavax Stockholders:

Shah Capital Management, Inc., and the other participants in this solicitation (collectively, “Shah Capital,” “we” or “our”) are the beneficial owners of an aggregate of 10,481,176 shares of common stock, par value $0.01 per share (the “Common Stock”), of Novavax, Inc., a Delaware corporation (“Novavax” or the “Company”), representing approximately 7.5% of the outstanding shares of Common Stock. For the reasons set forth in the attached Proxy Statement, we believe that immediate action is required by the Company to unlock significant value for all stockholders and stop any further value destruction.

We believe there is significant value to be unlocked within the Company’s shares. As a long-term stockholder of the Company, we have attempted to constructively engage with the Company’s Board of Directors (the “Board”) regarding the Company’s long-term destruction of stockholder value, failures to adopt new marketing strategies, significant stockholder dilution, and the consistent inability to keep the best interest of stockholders in mind.

We firmly believe that Novavax is undervalued and continues to suffer from poor profitability, despite the substantial value to be unlocked in the Company’s Matrix-M adjuvant platform and non-mRNA protein vaccine portfolio. In the hope of having a collaborative and productive dialogue, we attempted to engage privately with the Board on the actions we believe are required to close the value gap and enhance stockholder value. To that end, we met with members of the Board and management and wrote several letters to the Board, over the course of 2023 and 2024, in which we expressed our concerns regarding certain outdated strategies and the oversight of the Company. In these communications, we proposed that the Board consider adopting several modern strategies – including, but not limited to, more targeted marketing focused on segments of the population who have expressed an aversion to mRNA vaccines, proactive exploration of potential strategic partnerships and reductions to management and Board compensation.

Unfortunately, we are disappointed by the Board’s failure to timely adopt or meaningfully consider any of our suggested strategies. It has become clear to us that the Board is content to maintain the status quo while stockholders continue to suffer under the Company’s declining stock price.

We believe that stockholders must send a strong message to the Board that they do not approve of the Company’s current trajectory or the Board’s stewardship and oversight of management and the Company, and that the Board needs to be refreshed for stockholders to realize the maximum value of their investments and hold management accountable.

For the reasons set forth above and in the enclosed Proxy Statement, we intend to vote AGAINST the election of Richard H. Douglas, Margaret G. McGlynn, and David Mott as Class II directors at the Company’s upcoming 2024 annual meeting of stockholders scheduled to be held virtually via live webcast at www.virtualshareholdermeeting.com/NVAX2024 on Thursday, June 13, 2024, commencing at 8:30 a.m. (Eastern Time) (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”). We are also urging stockholders to vote AGAINST the election of Mr. Douglas, Ms. McGlynn, and Mr. Mott as Class II directors at the Annual Meeting as a referendum on the Company’s languishing and ill-advised strategies.

By voting AGAINST the election of Mr. Douglas, Ms. McGlynn, and Mr. Mott – all of the directors eligible for election at the Annual Meeting – stockholders will be sending the Board a clear message that the status quo is unacceptable. This campaign is a platform for stockholders to express their views regarding Novavax and make their voices heard that change is necessary regarding Board composition, outdated strategies, and accountability at our Company. Accordingly, we are urging you to vote AGAINST the election of Mr. Douglas, Ms. McGlynn, and Mr. Mott as a referendum on the Board’s performance and signal that stockholders demand real change at Novavax. We have an all-important opportunity as stockholders to have our voices heard at the upcoming Annual Meeting.

We note that the election of directors at Novavax requires the affirmative vote of a majority of the votes cast in uncontested elections. Importantly, the Company has a director resignation policy in place for uncontested elections. Pursuant to the Company’s Corporate Governance Guidelines, each incumbent director proposed to be nominated by the Board will deliver to the Company’s secretary an irrevocable contingent resignation at least 14 days in advance of the distribution date for proxy solicitation materials for the stockholders meeting at which such director is expected to be nominated for election. Such resignation will be effective only if (i) such director fails to receive the requisite majority vote in an uncontested election as provided in the Company’s Amended and Restated By-Laws and (ii) the Board accepts such resignation within 90 days following the certification of the election results. The Nominating & Corporate Governance Committee of the Board (the “Governance Committee”) shall make a recommendation to the Board on whether to accept or reject the resignation and/or whether other action should be taken. The Board shall, within 90 days of the date of such certification and after consideration of the recommendation of the Governance Committee, make a determination whether or not to accept such nominee’s resignation and/or to take such other action as the Board determines appropriate.

If our proxy solicitation results in any director failing to receive a majority of the votes cast for his or her election, then we believe it would clearly be inappropriate for any such director to continue to serve on the Board. We believe the failure of the Board to accept any such tendered resignations that may result from the Company’s upcoming Annual Meeting would be an egregious violation of proper corporate governance and in direct opposition to a clear stockholder directive.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today. The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to stockholders on or about May [•], 2024.

If you have already voted for the incumbent slate, you have every right to change your vote by signing, dating and returning a later dated GOLD proxy card or by voting in person at the upcoming Annual Meeting.

If you have any questions or require any assistance with your vote, please contact InvestorCom LLC (“InvestorCom”), which is assisting us, at its address and toll-free numbers listed below.

Thank you for your support,

Shah Capital Management, Inc.

If you have any questions, require assistance in voting your GOLD proxy card,

or need additional copies of Shah Capital’s proxy materials,

please contact InvestorCom at the phone numbers and/or email listed below.

19 Old Kings Highway S., Suite 130

Darien, CT 06820

(203) 972-9300

Stockholders call toll-free at (877) 972-0090

Email: info@investor-com.com

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MAY 6, 2024

ANNUAL MEETING OF STOCKHOLDERS
OF
NOVAVAX, INC.
_________________________

PROXY STATEMENT
OF
SHAH CAPITAL MANAGEMENT, INC.
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

Shah Capital Management, Inc., a North Carolina company (“Shah Capital Management”), and the other participants in this solicitation (collectively, “Shah Capital,” “we” or “our”) are significant stockholders of Novavax, Inc., a Delaware corporation (“Novavax” or the “Company”), who collectively beneficially own an aggregate of 10,481,176 shares of common stock, par value $0.01 per share of Novavax (the “Common Stock”), representing approximately 7.5% of the outstanding shares of Common Stock. We believe that stockholders must send a strong message to the Company’s Board of Directors (the “Board”) that they do not approve of the Company’s current trajectory or the Board’s stewardship and oversight of the Company, and that the Board must immediately take the necessary steps for the Company’s stockholders to realize the maximum value of their investments. To that end, we are seeking your support at the Company’s 2024 annual meeting of stockholders scheduled to be held virtually via live webcast at www.virtualshareholdermeeting.com/NVAX2024 on Thursday, June 13, 2024, commencing at 8:30 a.m. (Eastern Time) (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), to vote AGAINST the election of Richard H. Douglas, Margaret G. McGlynn, and David Mott as Class II directors. This Proxy Statement and the enclosed GOLD proxy card are first being mailed to stockholders on or about May [•], 2024.

In addition, our GOLD proxy card will also allow stockholders to vote on the following proposals that are being presented by the Company for stockholder consideration at the Annual Meeting:

•	An advisory vote to approve the compensation of the Company’s named executive officers (the “Named Executive Officers”);
•	An amendment and restatement of the Novavax, Inc. Amended and Restated 2015 Stock Incentive Plan, as amended (the “2015 Stock Plan”) to increase the number of shares of Common Stock available for issuance thereunder by 6,500,000 shares;
•	An amendment and restatement of the Novavax, Inc. 2013 Employee Stock Purchase Plan, as amended (the “ESPP”), to increase the number of shares of Common Stock available for issuance under the ESPP by 1,000,000 shares, such that the number of shares available for issuance is the lesser of (a) 2,155,000 shares of Common Stock increased on January 1 of each year by 5% of the share pool and (b) 3,510,264 shares of Common Stock; and
•	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Stockholders may also transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Company has disclosed that the Annual Meeting will be held entirely online as a virtual meeting format only. In order to attend the Annual Meeting online and ask questions during the Annual Meeting, you must register in advance at www.virtualshareholdermeeting.com/NVAX2024 by 11:59 p.m. Eastern Time on June 12, 2024. Please see the “Attending the Annual Meeting Virtually on the Internet” section of this Proxy Statement for more information.

As of the date hereof, Shah Capital Management, Shah Capital Opportunity Fund LP (“Shah Opportunity”) and Himanshu H. Shah (each a “Participant” and, collectively, the “Participants”) collectively own an aggregate of 10,481,176 shares of Common Stock (the “Shah Capital Shares”). We intend to vote the Shah Capital Shares AGAINST the election of Mr. Douglas, Ms. McGlynn, and Mr. Mott (collectively, the “Company Nominees”) as Class II directors to serve on the Board, each for a three-year term expiring at the 2027 Annual Meeting of Stockholders, AGAINST the approval, on an advisory basis, of the compensation paid to the Company’s Named Executive Officers, AGAINST the amendment and restatement of the 2015 Stock Plan to increase the number of shares of Common Stock available for issuance thereunder by 6,500,000 shares, AGAINST the amendment and restatement of the ESPP to increase the number of shares of Common Stock available for issuance under the ESPP by 1,000,000 shares, such that the number of shares available for issuance is the lesser of (a) 2,155,000 shares of Common Stock increased on January 1 of each year by 5% of the share pool and (b) 3,510,264 shares of Common Stock, and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting, as described herein.

By voting AGAINST the election of Mr. Douglas, Ms. McGlynn, and Mr. Mott, the only directors up for election at the Annual Meeting under the Board’s classified structure, we believe stockholders will be sending a strong message to the Board that they are dissatisfied with the status quo and that the Company must make immediate changes to its oversight and strategies. Accordingly, we are urging you to vote AGAINST the election of Mr. Douglas, Ms. McGlynn, and Mr. Mott as directors at the Annual Meeting.

Please note that the Company Nominees are not the nominees of Shah Capital, and, accordingly, they are not participants in this solicitation. We can provide no assurance that one or more of the Company Nominees will serve as directors if elected if any one of the Company Nominees is not elected.

The Company has set the close of business on April 22, 2024 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). The mailing address of the principal executive offices of the Company is 700 Quince Orchard Road, Gaithersburg, Maryland 20878. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were 140,402,521 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.

THIS SOLICITATION IS BEING MADE BY SHAH CAPITAL AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH SHAH CAPITAL IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

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SHAH CAPITAL URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD TO VOTE AGAINST THE ELECTION OF MR. DOUGLAS, MS. MCGLYNN, AND MR. MOTT TO THE BOARD AT THE ANNUAL MEETING.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our GOLD proxy card are available at

www.[_____________________].com

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IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own. Shah Capital urges you to sign, date, and return the enclosed GOLD proxy card today to vote “AGAINST” the election of Richard H. Douglas, Margaret G. McGlynn, and David Mott to the Board under Proposal No. 1. Shah Capital also recommends voting “AGAINST” Proposals No. 2, 3 and 4. Shah Capital makes no recommendation with respect to Proposal No. 5.

•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to Shah Capital, c/o InvestorCom LLC (“InvestorCom”), in the enclosed postage-paid envelope today.
•	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a GOLD voting instruction form, are being forwarded to you by your broker or bank. As a beneficial owner, if you wish to vote, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.
•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting instruction form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting instruction form.
•	You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you submit your GOLD proxy card by mail prior to the Annual Meeting so that your vote will be counted if you later decide not to attend the Annual Meeting.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company, as it will revoke any proxy card you may have previously sent to us. So please make sure that the latest dated proxy card you return is the GOLD proxy card.

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If you have any questions, require assistance in voting your GOLD proxy card,

or need additional copies of Shah Capital’s proxy materials,

please contact InvestorCom at the phone numbers and/or email listed below.

19 Old Kings Highway S., Suite 130

Darien, CT 06820

(203) 972-9300

Stockholders call toll-free at (877) 972-0090

Email: info@investor-com.com

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BACKGROUND TO THE SOLICITATION

The following is a chronology of material events leading up to this proxy solicitation:

•	On April 27, 2023, Shah Capital filed a Schedule 13D disclosing that it has had discussions and has engaged and may continue to engage with the Board and management, as well as other stockholders, regarding the Company’s operations and other strategic matters.

•	On March 1, 2023, representatives of Shah Capital participated in a call with Novavax’s Chief Executive Officer, John Jacobs, Chief Financial Officer, Jim Kelly, and Investor Relations Director, Erika Schultz, following the Company’s earnings announcement. On the call, a wide range of topics were discussed, and Shah Capital expressed its views that the recent Q4 2022 earnings call took a disappointing “Kitchen Sink” approach. Shah Capital also expressed that it did not believe the full $700 million liability recorded on the Company’s balance sheet was a fair valuation of the litigation with GAVI, the Vaccine Alliance (“GAVI”) given the pending litigation was expected to settle for much less. Although relatively new to his position at the time, Shah Capital was concerned that Mr. Jacobs acknowledged that he was unaware of the Company’s competitive pricing landscape versus Moderna.

•	On March 20, 2023, Mr. Shah delivered a letter to the Board highlighting Shah Capital’s views that there was pressing need for the Company to reach a favorable outcome in the GAVI litigation and that Shah Capital was highly concerned by the fact that no members of the Board or management had apparently purchased any shares of Common Stock since June 2021, even at the Company’s exceedingly low valuation.

•	On May 22, 2023, representatives of Shah Capital met with Messrs. Jacobs and Kelly, Ms. Shultz, as well as Novavax’s Chief Operating Officer, John Trizzino, General Counsel, John Herrmann, and President, Research and Development, Filip Dubovsky, during a site visit to the Company’s headquarters in Gaithersburg, Maryland. At the site visit, representatives of Shah Capital and management discussed many topics including strain changes, marketing strategies, and potential Nuvaxovid pricing. During this site visit, Shah Capital urged to find partners for a potential COVID/flu combo vaccine as well as other pipeline projects. Shah Capital’s representatives also raised their concerns on Nuvaxovid’s marketing strategy.

•	On July 12, 2023, Mr. Shah delivered a letter to the Board outlining Shah Capital’s proposed constructive five-step plan for the Board and management, which Shah Capital believes could initiate positive change at the Company, build on the recent positive outcomes disclosed by the Company, such as the then recent and favorable VRBPAC decision and EU approval, to help restore investor confidence and create stockholder value.

•	On August 14, 2023, representatives of Shah Capital met with directors, James Young, Dave Mott, and Margie McGlynn, and discussed recent developments at the Company and potential ongoing strategic partnerships aimed at developing a COVID/flu combo vaccine. At the meeting, representatives of Shah Capital expressed their concern over the continuing stock price decline and recent stockholder dilution, including that the Company should not pursue an at-the-market issuance.

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•	On September 7, 2023, representatives of Shah Capital met with representatives of Novavax management at a second site visit to Novavax’s headquarters and expressed their ongoing concerns regarding issues with the Company’s vaccine rollout strategies and apparent lack of urgency in responding to Shah Capital’s suggested five-step plan. Shah Capital also expressed its view that the use of potential pricing advantages and the Matrix-M adjuvant’s benefits for protein-based vaccines could be highly advantageous to the Company.

•	On October 16, 2023, representatives of Shah Capital participated in a call with Mr. Kelly and John Herrmann, the Company’s legal counsel. During the call, representatives of Shah Capital expressed its views concerning the urgent need for the Company to identify specific retail partnerships, increase market access for Nuvaxovid, and the necessity for further cost cuts to be operationally profitable, as well as exploration of AI initiatives to enhance and accelerate efficiency.

•	On November 14, 2023, Mr. Shah delivered a letter to the Board (the “November 14 Letter”) expressing his continuing disappointment and confusion concerning the Company’s lack of meaningful action, extremely low attained Nuvaxovid market share and further significant stockholder dilution.

•	On November 22, 2023, Mr. Shah delivered a letter to the Board following the November 14 Letter in which Shah Capital advocated for a material refreshment of the Board and the need for new independent directors with a stockholder perspective in the boardroom to seek to better align the Board’s interests with those of its stockholders. In the letter, Shah Capital also conveyed its view that the Company needed to act more urgently to implement operational changes to address negative market perception and the significant decline in stock price over the last two years.

•	On December 7, 2023, representatives of Shah Capital participated in a call with Messrs. Young and Mott, and Ms. McGlynn, directors of the Company, to express their ongoing serious concerns about the market’s perception of the Company’s marketing, manufacturing and regulatory hurdles, including receiving Emergency Use Authorization (EUA) for Nuvaxovid.

•	On January 23, 2024, Shah Capital, delivered a letter to the Board highlighting the market’s apparent ongoing lack of confidence in the Company and expressing Shah Capital’s continuing dissatisfaction with the Board’s and management’s failure to meaningfully implement any material and constructive changes at the Company, as repeatedly suggested by Shah Capital in its previous letters.

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•	On March 27, 2024, Mr. Shah delivered a letter to the Board noting, among other things, Shah Capital’s belief that the Company would benefit immensely from strategic partnerships and fresh perspectives on the Board.

•	On April 15, 2024, Shah Capital delivered a letter to the Board (the “April 15 Letter”), calling for a meaningful refreshment of the Board with new independent directors based on the Company’s significant and apparently self-inflicted underperformance.

•	Also on April 15, 2024, Shah Capital filed a Schedule 13D disclosing and attaching thereto the issuance of the April 15 Letter.

•

On April 27, 2024, the Company disclosed it had amended its Amended and Restated By-Laws (the “Bylaws”) to reduce the quorum required for transacting business at meetings of stockholders from the holders of a majority of the shares of Common Stock to holders of one-third of the shares of Common Stock.

•	On April 29, 2024, the Company filed its definitive proxy statement.

•	On May 6, 2024, Shah Capital filed this Preliminary Proxy Statement.

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REASONS FOR THE SOLICITATION

WE BELIEVE THAT IMMEDIATE AND MATERIAL CHANGE TO THE BOARD IS REQUIRED TO UNLOCK SIGNIFICANT VALUE FOR ALL STOCKHOLDERS

YOU HAVE AN OPPORTUNITY TO SEND THE BOARD AND MANAGEMENT A LOUD AND CLEAR MESSAGE THAT STOCKHOLDERS WILL NOT TOLERATE THE VALUE-DESTRUCTIVE STATUS QUO

We are long-term stockholders of the Company, having first invested during the fourth quarter of 2022, though we have closely monitored the Company since 2021. Since March 2023, we have sought to engage constructively with management and the Board concerning our views and suggestions to unlock what we believe is Novavax’s true value. Novavax has engaged in what we believe is an ill-advised and overly conservative strategy of clinging to outdated and stale strategies and techniques, which has, in our view, resulted in the failure of the Company to successfully capitalize on its proven vaccine science and unlock its real value. In our view, the Boardroom is in critical need of fresh perspectives from new independent directors who are not afraid to adapt to market changes, bring dynamism and implement new relevant strategies that would permit the Company to achieve its full potential.

Unfortunately, our attempts to meaningfully engage with the Board and management appear to have fallen on deaf ears – the Company’s lack of great urgency or meaningful response to our concerns has made it clear to us that the Board is either incapable or unwilling to acknowledge its own shortcomings and embrace new strategies, which we believe are urgently needed to restore investor confidence and create stockholder value.

We strongly believe in the value of Novavax’s deep IP portfolio and Matrix-M adjuvant platform and that there is a vast and currently untapped market for non-mRNA protein vaccines. We believe immediate material refreshment of the Board is needed to right the Company and we ask that you vote with us to precipitate that change. We are voting to tell the Board they must appoint fresh independent directors to examine all strategic and marketing opportunities, including casting a critical eye over the Company’s failed existing strategies.

The way to vote for this change is to follow Shah Capital’s voting recommendation and to vote AGAINST the re-election of all of the Company’s Nominees up for election at the Annual Meeting – Mr. Douglas, Ms. McGlynn and Mr. Mott. We believe that a stockholder majority vote against the re-election of all of the directors eligible for election this year, will send a clear and unequivocal message to the Board that stockholders are dissatisfied with the status quo and change is needed now.

To be clear, we are not seeking to take over the Company or nominate individuals for election to the Board. Rather, we are seeking to conduct a referendum on the Board’s performance and compel the Board to act to restore value for all stockholders.

Importantly, the Company has a majority vote resignation policy in place under its Corporate Governance Guidelines. Pursuant to this policy, each incumbent director proposed to be nominated by the Board must deliver to the secretary of the Company an irrevocable contingent resignation at least 14 days in advance of the distribution date of the Company’s proxy solicitation materials. Such resignation will only be effective in the event (i) such director fails to receive the requisite majority vote in an uncontested election and (ii) the Board accepts such resignation within 90 days following the certification of election results at such meeting. If our proxy solicitation results in any of the Company Directors failing to receive a majority of the votes cast for his or her election, then we believe it would clearly be inappropriate for any such director to continue to serve on the Board. We believe the failure of the Board to accept any previously tendered resignations from a director who fails to receive a majority of the vote at the Annual Meeting would be an egregious violation of proper corporate governance and be in direct opposition to a clear stockholder directive.

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We urge you to make your voice heard and vote AGAINST the re-election of each of the Company Nominees today.

We are Deeply Concerned by the Company’s Shocking Destruction of Stockholder Value and the Market’s Apparent Lack of Faith in the Direction of the Company

Under the Board and management’s oversight, Novavax stockholders have witnessed staggering value destruction. Novavax’s total stockholder returns (“TSR”) are negative across every relevant horizon.1

	1 Year TSR	2 Year TSR	5 Year TSR	10 Year TSR
Novavax	-31.0%	-91.6%	-47.6%	-94.3%

The Company’s own disclosures confirm the dismal rate of return investors have experienced comparative to the NASDAQ Composite and Russell 2000 Growth Biotechnology Index.

* $100 invested on 12/31/18 in stock or index, including reinvestment of dividends. Fiscal year ending December 31. Source: Novavax’s Annual Report on Form 10-K, filed with the SEC on February 28, 2024 (the “2023 Annual Report”).

1 As of market close May 3, 2024

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Compounding this underperformance, investors and the public market appear to have lost faith in management and the direction of the Company. Novavax has never made an operating profit in its reported history, and the analyst consensus is that annual operating losses will continue through 2026.2

We are deeply concerned that instead of attempting to address the Company’s underlying operating issues, the Board’s apparent response to its operating losses and stock underperformance has been to engage in massively dilutive equity raises. In 2023 alone, the Company diluted its stockholders by approximately 60% while only raising just under $400 million.3 We believe that these missteps is one of the main reasons the Company continually experiences high short interests despite its stock price being close to all-time lows.

We Believe the Current Directors’ Interests are Not Aligned with Stockholders’

We find it highly concerning that the current Board collectively beneficially owns only approximately 601,850 shares of the Common Stock – less than 0.5% of Novavax’s outstanding shares!4 We do not believe that any further stockholder dilution is appropriate, including under the proposed amendments to the 2015 Stock Plan and the ESPP.

Even more concerning, is that it appears that the current directors have made only a handful of purchases of Novavax’s shares in the open market, despite Novavax low share price. Instead, the overwhelming majority of the directors’ paltry shareholdings were received as director grants. We believe that a stockholder’s perspective is sorely needed in the boardroom and the current directors’ failure to put their own skin in the game has contributed to investors’ lack of faith in the value of the Company. Further, despite diluting stockholders by approximately 60% in 2023 and the Company’s continuing underperformance, the Company has kept its compensation for management and the Board at the same or higher levels. This cannot be “pay for performance” is any plain English or meaningful sense of the term. In our view, management and the Board should not be rewarded while its stockholders bear the brunt of the Company’s underperformance.

We Believe there is a Path Forward for Novavax with a Meaningfully Refreshed Board that Should Embrace New and Modern Marketing Strategies, Enhance Regulatory Engagement and Pursue Strategic Partnerships

We do not believe the issues plaguing the Company are overly unique or novel within the biotechnology industry. However, we are continually surprised by the Board’s lack of meaningful response or great urgency – instead directors appear content to stay the course with its proven ineffective strategies and inability to take advantage of potential opportunities.

In our view, Novavax needs to adopt more innovative and dynamic sales and marketing strategies that target key COVID segments. We strongly believe that there is currently vast untapped value in the Matrix-M adjuvant and Novavax’s Recombinant, Protein-based Nanoparticle Vaccine Technology. Recent compelling data from the Center for Disease Control (CDC) has found that Nuvaxovid is a more effective early season vaccine than its mRNA peers.5 Further, approximately 30% of the U.S. population has expressed aversion to taking an mRNA COVID vaccine – approximately 100 million people – however Novavax’s outdated and dogmatic marketing strategies have failed to address or tap into this massive potential market.6 We are baffled by the Board’s failure in its oversight to recognize and directly market to this segment of the population.

2 LSEG Financial Solutions/Refinitiv estimates.

3 2023 Annual Report.

4 Company’s definitive proxy statement.

5 See CDC.gov

6 Based on IQVIA ~250K Nuvaxovid Jabs.

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Further we are highly concerned by current management and the Board’s interactions with regulators and the Food and Drug Administration (FDA). For instance, Nuvaxovid did not receive its biologics license application (BLA) as expected, and FDA approval came 3 weeks late for fall 2023 season.7 Is the Company not providing the FDA with all requisite study data and information on a timely basis? We cannot fathom how this would not be a top priority for the current directors.

Finally, we believe the Company should be proactively seeking strategic partnerships to help alleviate financial risk. Again, this is not an untrod path in vaccine industry – Moderna having recently announced a strategic partnership with Blackstone Life Sciences to advance its flu program.8 In our view, such strategic partnerships could help Novavax capitalize on the value of its impressive vaccine portfolio, address R&D spend and provide for capital and strategic synergies.

However, we are disappointed that the current Board has failed to learn from the success of its peers. We believe that the current Board’s desire to maintain the status quo and unwillingness to adopt modern strategies that could bring the Company into its next phase of growth, is the leading cause of its continuing underperformance. In our view, the time for fresh perspectives that are willing to embrace new and modern strategies in the boardroom is now.

The Board and Management Appear Unwilling to Make Necessary Changes Unless Pushed by Stockholders. We Believe this “VOTE AGAINST” Campaign is the Only Way of Sending an Unequivocal Message to the Board that Stockholders Cannot Afford to Accept the Status Quo and Material Board Refreshment is Needed NOW!

We believe the Company’s significant undervaluation could be addressed by Novavax adopting both dynamic and innovative strategies outlined above to unlock its true value. However, the Board’s continued rejection of our good faith engagement on these issues has led us to conclude that the Board needs to hear from a majority of the Company’s stockholders before it acts.

As a referendum on the Company’s failed and outdated strategies and the Board’s refusal to unlock value through a modern marketing and partnership strategies, we believe voting AGAINST the re-election of Mr. Douglas, Ms. McGlynn and Mr. Mott would send a strong message to the Board to move the Company into the modern era.

For the avoidance of doubt, even if Mr. Douglas, Ms. McGlynn and Mr. Mott are not re-elected to the Board at the Annual Meeting, the Board would need to determine to accept their previously delivered resignations pursuant to the Governance Guidelines and the Board may nonetheless re-appoint any of Mr. Douglas, Ms. McGlynn and Mr. Mott to the Board after the Annual Meeting under the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Charter”) and the Bylaws. Notwithstanding the foregoing, for the reasons set forth above, we urge stockholders to join us in voting AGAINST the re-election of Mr. Douglas, Ms. McGlynn and Mr. Mott.

7 2023 Annual Report.

8 See https://investors.modernatx.com/news/news-details/2024/Moderna-Advances-Multiple-Vaccine-Programs-to-Late-Stage-Clinical-Trials/default.aspx

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company currently has a classified Board, which is divided into three classes. The directors in each class are elected for terms of three years so that the term of office of one class of directors expires at each annual meeting of stockholders. According to the Company’s proxy statement, the terms of three Class II directors expire at the Annual Meeting. The Company is proposing that each of the Company Nominees be elected as Class II directors, each for a three-year term expiring at the 2027 Annual Meeting of Stockholders. For the reasons stated above and further discussed in the “Reasons for the Solicitation” section of this Proxy Statement, we are seeking your support at the Annual Meeting to vote AGAINST the election of Richard H. Douglas, Margaret G. McGlynn, and David Mott.

The Company has adopted a majority vote standard for uncontested elections. Pursuant to the Company’s Corporate Governance Guidelines (the “Governance Guidelines”), each incumbent director proposed to be nominated by the Board will deliver to the Company’s secretary an irrevocable contingent resignation at least 14 days in advance of the distribution date for proxy solicitation materials for the stockholders meeting at which such director is expected to be nominated for election. Such resignation will be effective only if (i) such director fails to receive the requisite majority vote in an uncontested election as provided in the Bylaws and (ii) the Board accepts such resignation within 90 days following the certification of the election results. The Nominating & Corporate Governance Committee of the Board (the “Governance Committee”) shall make a recommendation to the Board on whether to accept or reject the resignation and/or whether other action should be taken. The Board shall, within 90 days of the date of such certification and after consideration of the recommendation of the Governance Committee, make a determination whether or not to accept such nominee’s resignation and/or to take such other action as the Board determines appropriate.

Accordingly, if we are successful in soliciting your support to vote AGAINST the election of each of Mr. Douglas, Ms. McGlynn, and Mr. Mott, such that they receive more votes “against” their election than votes “for” their election at the Annual Meeting, previously delivered resignations will be considered by the Board and the Governance Committee. The Board shall make a determination as to such resignations within 90 days of the certification of the election results.

For the avoidance of doubt, even if Mr. Douglas, Ms. McGlynn, and Mr. Mott are not re-elected to the Board at the Annual Meeting, and the Board determines to accept their resignations pursuant to the Governance Guidelines, the Board may nonetheless reappoint Mr. Douglas, Ms. McGlynn, and Mr. Mott to the Board after the Annual Meeting under the Charter and Bylaws. Notwithstanding the foregoing, for the reasons set forth above, we urge stockholders to join us in voting AGAINST the election of Mr. Douglas, Ms. McGlynn, and Mr. Mott to send a clear message of stockholder views to the Board.

Please note that the Company Nominees are not the nominees of the Shah Capital and are the nominees of Novavax. Because the Company Nominees are not Shah Capital’s nominees, they are not participants in this solicitation. We can provide no assurance that one or more of the Company Nominees will serve as directors if elected if any one of the Company Nominees is not elected. The names, backgrounds and qualifications of the Company Nominees, and other information about them, can be found in the Company’s proxy statement.

WE STRONGLY URGE YOU TO VOTE “AGAINST” THE ELECTION OF MR. DOUGLAS, MS. MCGLYNN, AND MR. MOTT ON THE ENCLOSED GOLD PROXY CARD

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PROPOSAL NO. 2

VOTE ON THE EXECUTIVE COMPENSATION (SAY-ON-PAY)

As discussed in further detail in the Company’s proxy statement, the Company is asking stockholders to approve, as required pursuant to section 14A of the Exchange Act (15 U.S.C. 78n-1), the Company is providing stockholders with an opportunity to cast an annual advisory vote to approve the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement.

Accordingly, the Company is asking stockholders to approve the following resolution:

“RESOLVED, that the compensation of the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.”

As disclosed in the Company’s proxy statement, although the vote is non-binding, the Board and the Compensation Committee of the Board, who are responsible for designing and administering the Company’s executive compensation programs, will consider the outcome of the vote on Proposal 2 when making future compensation decisions for the Company’s Named Executive Officers.

According to the Company’s proxy statement, the affirmative vote of a majority of votes cast is necessary for the approval of the advisory resolution to approve the compensation of the Company’s Named Executive Officer. Abstentions and broker non-votes will not be counted as shares voting on this matter and accordingly will have no effect on the approval of this Proposal 2.

For the reasons set forth above and further discussed in the “Reasons for Solicitation” section of this Proxy Statement, we intend to vote “AGAINST” Proposal No. 2 and recommend stockholders do the same.

WE RECOMMEND STOCKHOLERS VOTE “AGAINST” THE ADVISORY VOTE ON THE EXECUTIVE COMPENSATION (SAY-ON-PAY) AND INTEND TO VOTE OUR SHARES “AGAINST” THIS PROPOSAL

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PROPOSAL NO. 3

AMENDMENT AND RESTATEMENT OF THE 2015 STOCK PLAN

As discussed in further detail in the Company’s proxy statement, stockholders will be asked to approve the adoption of the Amended and Restated 2015 Stock Incentive Plan, which was adopted by the Company’s Board on April 19, 2024 (the “Amended 2015 Stock Plan”). Currently, 20,970,000 shares are authorized for issuance under the 2015 Stock Plan.

As discussed in the Company’s proxy statement, stockholders are being asked to approve the Amended 2015 Stock Plan to enable the Company to increase the number of shares of Common Stock available for issuance pursuant to awards under the plan by 6,500,000 shares. If stockholders do not approve Proposal No. 3, the Amended 2015 Stock Plan will not become effective and the Company’s 2015 Stock Plan will remain in effect in accordance with its terms.

According to the Company’s proxy statement, approval of the Amended 2015 Stock Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting on the matter. Abstentions and broker non-votes will not be counted as shares voting on this matter and accordingly will have no effect on the approval of this Proposal 3.

For the reasons set forth above and further discussed in the “Reasons for Solicitation” section of this Proxy Statement, we intend to vote “AGAINST” Proposal No. 3 and recommend stockholders do the same.

WE RECOMMEND STOCKHOLERS VOTE “AGAINST” THE AMENDMENT AND RESTATEMENT OF THE 2015 STOCK PLAN AND INTEND TO VOTE OUR SHARES “AGAINST” THIS PROPOSAL

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PROPOSAL NO. 4

AMENDMENT AND RESTATEMENT OF THE ESPP

As discussed in further detail in the Company’s proxy statement, stockholders will be asked to approve the ESPP, as amended and restated, and adopted by the Board on April 19, 2024 (the “Amended ESPP”).

As discussed further in the Company’s proxy statement, stockholders are being asked to approve the Amended ESPP to enable the Company to increase the number of shares of the Company’s Common Stock available for issuance pursuant to awards under the ESPP by 1,000,000 shares, such that the number of shares available for issuance under the Amended ESPP will be the lesser of (a) 2,155,000 shares of Common Stock increased on January 1 of each year by 5% of the share pool on such January 1 (rounded down to the nearest whole share) and (b) 3,510,264 shares of Common Stock.

According to the Company’s proxy statement, approval of the Amended ESPP requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting on the matter. Abstentions and broker non-votes will not be counted as shares voting on such matter and accordingly will have no effect on the approval of Proposal No. 4.

For the reasons set forth above and further discussed in the “Reasons for Solicitation” section of this Proxy Statement, we intend to vote “AGAINST” Proposal No. 4 and recommend stockholders do the same.

WE RECOMMEND STOCKHOLERS VOTE “AGAINST” THE AMENDMENT AND RESTATEMENT OF THE ESPP AND INTEND TO VOTE OUR SHARES “AGAINST” THIS PROPOSAL

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PROPOSAL NO. 5

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

As discussed in further detail in the Company’s proxy statement, the audit committee of the Board (the “Audit Committee”) has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

As disclosed in the Company’s proxy statement, the ratification of the Company’s registered public accounting firm is not required by the Bylaws or otherwise. The Company has disclosed that if the appointment of Ernst & Young LLP as the Company’s independent auditor is ratified, the Audit Committee may, in its discretion, change the appointment at any time during the year. If the stockholders, however, do not ratify the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP, and may still proceed with the retention of Ernst & Young LLP.

According to the Company’s proxy statement, the affirmative vote of the majority of the shares present in person virtually or represented by proxy at the Annual Meeting and voting on this proposal shall constitute ratification of the appointment of Ernst & Young LLP.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024 AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL

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VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares after the Record Date. Each share entitles the holder to one vote on each of the matters to be voted upon at the Annual Meeting. Based on publicly available information, Shah Capital believes that the only class of stock of the Company entitled to vote at the Annual Meeting is its Common Stock.

Shares of Common Stock represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted “AGAINST” the election of Mr. Douglas, Ms. McGlynn, and Mr. Mott as Class II directors, “AGAINST” the approval, on an advisory basis, of the compensation paid to the Company’s Named Executive Officers, “AGAINST” the approval of the Amended 2015 Stock Plan, “AGAINST” the approval of the Amended ESPP, and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting, as described herein.

Please note that the Company Nominees are not the nominees of Shah Capital and are the nominees of Novavax. The names, backgrounds and qualifications of the Company Nominees, and other information about them, can be found in the Company’s proxy statement. We can provide no assurance that one or more of the Company Nominees will serve as directors if elected if any one of the Company Nominees is not elected.

ATTENDING THE ANNUAL MEETING VIRTUALLY ON THE INTERNET

According to the Company’s proxy statement, the Annual Meeting will be held entirely online. To attend the live webcast of the Annual Meeting, you must demonstrate that you were a Novavax stockholder as of the close of business on April 22, 2024 or hold a valid proxy for the Annual Meeting from such a stockholder. To participate in the Annual Meeting live via the Internet you must register at www.virtualshareholdermeeting.com/NVAX2024 by 11:59 p.m. Eastern Time on June 12, 2024. According to the Company’s proxy statement, on the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the password you received via email in your registration confirmation at www.virtualshareholdermeeting.com/NVAX2024.

Even if you plan to attend the live virtual webcast of the Annual Meeting, Shah Capital strongly encourages you to vote in advance by Internet, telephone, or mail, as available, so your vote will be counted. According to the Company’s proxy statement, a replay of the meeting, as well as any questions pertinent to meeting matters and management’s answers (including any questions that could not be answered during the meeting due to time constraints), will be made publicly available on the Company’s investor relations website promptly after the Annual Meeting.

According to the Company’s proxy statement, stockholders of record can vote during the Annual Meeting, by attending the virtual meeting at www.virtualshareholdermeeting.com/NVAX2024 and following the instructions provided during the Annual Meeting.

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According to the Company’s proxy statement, stockholders who are beneficial owners must first contact your broker, bank, or other nominee to request a legal proxy and voting instructions in order to vote during the virtual Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, stockholders who are beneficial owners still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership, such as a copy of your proxy card, voter instruction card, or brokerage statement showing proof of your ownership of Common Stock as of April 22, 2024.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. According to the Company’ proxy statement, for the Annual Meeting, holders of one-third (33 1/3%) of the shares of Common Stock issued and outstanding and entitled to vote on the record date for such meeting is necessary to constitute a quorum for the transaction of business. Shares held of record by stockholders or brokers, bankers or other nominees who do not return a signed and dated proxy card or voting instruction form or attend the Annual Meeting will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

If you are a stockholder of record, you must deliver your vote by mail, attend the Annual Meeting and vote, vote by Internet or vote by telephone in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner has discretionary authority to vote on “routine” matters brought before a stockholder meeting, but the beneficial owner of the shares fails to provide the broker with specific instructions on how to vote on any “non-routine” matters brought to a vote at the stockholder meeting. Under the rules governing brokers’ discretionary authority, if a stockholder receives proxy materials from or on behalf of both Shah Capital and the Company, then brokers holding shares in such stockholder’s account will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not. As a result, there would be no broker non-votes by such brokers. In such case, if you do not submit any voting instructions to your broker, then your shares will not be counted in determining the outcome of any of the proposals at the Annual Meeting, nor will your shares be counted for purposes of determining whether a quorum exists. However, if you receive proxy materials only from the Company, then brokers will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is Proposal 5 (ratification of the appointment of the Company’s independent registered public accounting firm). A broker will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. We urge you to instruct your broker about how you wish your shares to be voted.

VOTES REQUIRED FOR APPROVAL

Election of Directors – The Company has adopted a majority vote standard for uncontested director elections. This means that each nominee who receives a number of votes cast “for” his or her election that exceeds the number of votes cast “against” his or her election will be elected to the Board. According to the Company’s proxy statement, abstentions, if any, will have no effect on the outcome of the election of directors, and broker non-votes are not allowed. In a contested election, the required vote would be a plurality of the votes cast.

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The Governance Guidelines set forth a director resignation policy for uncontested elections, whereby each incumbent director proposed to be nominated by the Board will deliver to the Company’s secretary an irrevocable contingent resignation at least 14 days in advance of the distribution date for proxy solicitation materials for the stockholder meeting at which such director is expected to be nominated for election. Such resignation will be effective only if (i) such director fails to receive the requisite majority vote in an uncontested election as provided in the Bylaws and (ii) the Board accepts such resignation within 90 days following the certification of the election results. The Governance Committee shall make a recommendation to the Board on whether to accept or reject the resignation and/or whether other action should be taken. The Board shall, within 90 days of the date of such certification and after consideration of the recommendation of the Governance Committee, make a determination whether or not to accept such nominee’s resignation and/or to take such other action as the Board determines appropriate.

Advisory Vote on the Compensation of the Company’s Named Executive Officers (Say-On-Pay) – According to the Company’s proxy statement, the affirmative vote of a majority of votes cast is necessary for the approval of the advisory resolution to approve the compensation of the Company’s Named Executive Officers. According to the Company’s proxy statement, abstentions, if any, will have no effect, and broker non-votes are not allowed.

Amendment and Restatement of the 2015 Stock Plan – According to the Company’s proxy statement, this proposal will be determined based on a majority of the votes cast. According to the Company’s proxy statement, abstentions, if any, will have no effect, and broker non-votes are not allowed.

Amendment and Restatement of the ESPP – According to the Company’s proxy statement, this proposal will be determined based on a majority of the votes cast. According to the Company’s proxy statement, abstentions, if any, will have no effect, and broker non-votes are not allowed.

Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024 – According to the Company’s proxy statement, the affirmative vote of a majority of votes cast is necessary for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. According to the Company’s proxy statement, abstentions, if any, will have no effect, and broker non-votes are allowed.

Under applicable Delaware law, none of the holders of Common Stock are entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting.

If you sign and submit your GOLD proxy card without specifying how you would like your shares voted, your shares will be voted AGAINST the election of Mr. Douglas, Ms. McGlynn, and Mr. Mott as Class II directors to serve on the Board, each for a three-year term expiring at the 2027 Annual Meeting of Stockholders, AGAINST the approval, on an advisory basis, of the compensation paid to our Named Executive Officers, AGAINST the amendment and restatement of the 2015 Stock Plan, AGAINST the amendment and restatement of the ESPP, and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting, as described herein.

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REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person virtually (although, attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a written revocation or a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Shah Capital in care of InvestorCom at the address set forth on the back cover of this Proxy Statement or to the Secretary of the Company at the Company’s principal executive offices located at 700 Quince Orchard Road, Gaithersburg, Maryland 20878, or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Shah Capital in care of InvestorCom at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of one-third of the outstanding shares issued and entitled to be voted at the Annual Meeting. Additionally, InvestorCom may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies to vote “AGAINST” the election of Mr. Douglas, Ms. McGlynn, and Mr. Mott.

IF YOU WISH TO VOTE "AGAINST” THE ELECTION OF MR. DOUGLAS, MS. MCGLYNN, AND MR. MOTT TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

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SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Shah Capital. Proxies may be solicited by mail, facsimile, e-mail, in person and by advertisements.

Shah Capital has entered into an agreement with InvestorCom for solicitation and advisory services in connection with this solicitation, for which InvestorCom will receive a fee not to exceed $[•], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. InvestorCom will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. Shah Capital will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. In addition, employees of Shah Capital may solicit proxies in the normal course of their duties without additional compensation. It is anticipated that InvestorCom will employ approximately [•] persons to solicit stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Shah Capital. Costs of this solicitation of proxies are currently estimated to be approximately $[•] (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation). Shah Capital estimates that through the date hereof its expenses in connection with this solicitation are approximately $[•]. To the extent legally permissible, if Shah Capital is successful in its proxy solicitation, Shah Capital intends to seek reimbursement from the Company for the expenses it incurs in connection with this solicitation. Shah Capital does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The Participants in this proxy solicitation are Shah Capital Management, Shah Opportunity, and Himanshu H. Shah. Shah Capital Management is a North Carolina corporation, Shah Opportunity is a Delaware limited partnership, and Mr. Shah is a citizen of the United States of America. The principal business of each of Shah Capital Management and Shah Opportunity is investing in securities. The principal occupation of Mr. Shah is serving as the President and Chief Investment Officer of Shah Capital Management. The principal business address of Shah Capital Management, Shah Opportunity, and Mr. Shah is 2301 Sugar Bush Road, Suite 510, Raleigh, North Carolina 27612.

As of the date hereof, Shah Capital Management directly beneficially owns 9,750,000 shares of Common Stock. As the investment manager of Shah Opportunity and certain separately managed accounts (the “Shah Managed Accounts”), Shah Capital Management may be deemed to beneficially own 10,415,794 shares of Common Stock beneficially owned in the aggregate by Shah Opportunity and held in the Shah Managed Accounts.9 As of the date hereof, Mr. Shah directly beneficially owns 65,382 shares of Common Stock, which are held in an account separately managed by Shah Capital Management for his benefit (the “Mr. Shah Managed Account”). As the President and Chief Investment Officer of Shah Capital Management, Mr. Shah may be deemed to beneficially own the 10,415,794 shares of Common Stock beneficially owned in the aggregate by Shah Opportunity and held in the Shah Managed Accounts, which in addition to the 65,382 shares of Common Stock he beneficially owns directly, constitutes an aggregate of 10,481,176 shares of Common Stock Mr. Shah may be deemed to beneficially own.

9 References to the Shah Managed Accounts exclude the Mr. Shah Managed Account (as defined below).

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Each Participant may be deemed to be a member of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act, and such group may be deemed to beneficially own the 10,481,176 shares of Common Stock owned in the aggregate by all of the Participants. For information regarding purchases and sales of securities of the Company during the past two years by the Participants, please see Schedule I. Each of the Participants disclaims beneficial ownership of the shares of Common Stock that he or it does not directly own.

The shares of Common Stock purchased by each of Shah Opportunity and the Shah Managed Accounts were purchased with investment capital. The shares of Common Stock directly beneficially owned by Mr. Shah were purchased with his personal funds.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his or its associates or immediate family members was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; (xii) no Participant holds any positions or offices with the Company; (xiii) no Participant has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer and (xiv) no companies or organizations, with which any of the Participants has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company.

There are no material proceedings to which any Participant or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

OTHER MATTERS AND ADDITIONAL INFORMATION

Shah Capital is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which Shah Capital is not aware of at a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the document to you if you write to our proxy solicitor, InvestorCom, at the address set forth on the back cover of this Proxy Statement, or call toll free at (877) 972-0090. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address and phone number.

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The information concerning the Company and the proposals in the Company’s proxy statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements. All information relating to any person other than the Participants is given only to our knowledge.

This Proxy Statement is dated May [•], 2024. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

STOCKHOLDER PROPOSALS

According to the Company’s proxy statement, stockholders who wish to present proposals for inclusion in the Company’s proxy materials for the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”) should follow the procedures prescribed in Rule 14a-8 under the Exchange Act and the Bylaws. Those procedures require that the Company receive a stockholder proposal in writing at the Company’s principal executive offices no later than January 3, 2025. If the date of next year’s Annual Meeting of Stockholders is changed by more than 30 days from the anniversary date of this year’s Annual Meeting (June 13, 2025), then the deadline is the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first.

According to the Company’s proxy statement, under the Bylaws, stockholders who wish to include a proposal in the Company’s 2025 Annual Meeting (but do not wish to include such proposal in the Company’s proxy materials) must give the Company timely written notice. To be timely, the Company’s Bylaws provide that such notice must be received by the Company at its principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of this year’s Annual Meeting on June 13, 2024. However, in the event the date of the meeting is more than 30 days before or after the anniversary date of the prior year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first. In addition to being timely, any such notice must also include the information regarding each matter the stockholder proposes to being before the 2025 Annual Meeting as set forth in the Bylaws.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2025.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2025 Annual Meeting is based on information contained in the Company’s proxy statement and the Bylaws. The incorporation of this information in this Proxy Statement should not be construed as an admission by Shah Capital that such procedures are legal, valid or binding.

24

CERTAIN ADDITIONAL INFORMATION

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING BASED ON OUR RELIANCE ON RULE 14A-5(C) UNDER THE EXCHANGE ACT. THIS DISCLOSURE INCLUDES, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND DIRECTOR COMPENSATION, INFORMATION CONCERNING THE COMMITTEES OF THE BOARD AND OTHER INFORMATION CONCERNING THE BOARD, INFORMATION CONCERNING CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND OTHER IMPORTANT INFORMATION. STOCKHOLDERS ARE DIRECTED TO REFER TO THE COMPANY’S PROXY STATEMENT FOR THE FOREGOING INFORMATION, INCLUDING INFORMATION REQUIRED BY ITEM 7 OF SCHEDULE 14A WITH REGARD TO THE COMPANY’S NOMINEES. STOCKHOLDERS CAN ACCESS THE COMPANY’S PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS DISCLOSING THIS INFORMATION, WITHOUT COST, ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedule attached hereto has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements.

________________

Your vote is important. No matter how many or how few shares of Common Stock you own, please vote AGAINST the election of Richard H. Douglas, Margaret G. McGlynn, and David Mott by marking, signing, dating and mailing the enclosed GOLD proxy card promptly.

Shah Capital Management, Inc.

_________________, 2024

25

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Nature of Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale

SHAH CAPITAL OPPORTUNITY FUND LP

Sale of July 15, 2022 Put Option ($22.50 Strike Price)[1]	(13,100)	06/09/2022
Sale of October 15, 2022 Put Option ($13.50 Strike Price)[1]	(150,000)	10/12/2022
Sale of January 20, 2023 Put Option ($10.00 Strike Price)[1]	(200,000)	11/28/2022
Sale of January 20, 2023 Put Option ($10.00 Strike Price)[1]	(800,000)	12/15/2022
Sale of January 20, 2023 Put Option ($10.00 Strike Price)[1]	(200,000)	12/27/2022
Purchase of Common Stock	602,213	12/27/2022
Purchase of Common Stock	5,240	12/28/2022
Sale of January 20, 2023 Put Option ($10.00 Strike Price)[1]	(320,000)	12/30/2022
Purchase of Common Stock	7,547	12/30/2022
Sale of January 20, 2023 Put Option ($10.00 Strike Price)[1]	(50,000)	01/09/2023
Sale of February 17, 2023 Put Option ($10.00 Strike Price)[2]	(200,000)	01/18/2023
Sale of February 17, 2023 Put Option ($10.00 Strike Price)[2]	(188,000)	01/19/2023
Purchase of Common Stock	41,481	01/19/2023
Purchase of Common Stock	1,406	01/20/2023
Sale of February 17, 2023 Put Option ($10.00 Strike Price)[2]	(50,000)	01/23/2023
Purchase of Common Stock	11,776	01/23/2023
Purchase of Common Stock	13,813	01/24/2023
Sale of February 17, 2023 Put Option ($10.00 Strike Price)[2]	(12,000)	01/25/2023
Purchase of Common Stock	128,046	01/25/2023
Purchase of Common Stock	388,478	01/26/2023
Purchase of Common Stock	350,000	02/09/2023
Purchase of Common Stock	10,042	02/10/2023
Purchase of Common Stock	126,077	02/14/2023
Acquisition of Common Stock Upon Assignment of February 17, 2023 Put Option ($10.00 Strike Price)	41,600	02/17/2023
Purchase of February 17, 2023 Put Option ($10.00 Strike Price)[3]	110,000	02/17/2023
Purchase of Common Stock	272,281	02/21/2023
Purchase of Common Stock	100,000	02/22/2023
Purchase of Common Stock	150,000	02/23/2023
Purchase of Common Stock	50,000	02/24/2023
Purchase of Common Stock	100,000	02/27/2023
Purchase of Common Stock	319,859	03/01/2023
Purchase of Common Stock	202,235	03/20/2023
Purchase of Common Stock	5,000	03/21/2023
Purchase of Common Stock	472,906	03/22/2023
Purchase of Common Stock	450,000	03/23/2023
Purchase of Common Stock	50,000	04/20/2023
Purchase of Common Stock	200,000	04/25/2023
Purchase of Common Stock	50,000	04/27/2023
Purchase of Common Stock	100,000	04/28/2023
Purchase of Common Stock	70,000	05/02/2023
Sale of May 12, 2023 Put Option ($8.00 Strike Price)[1]	(28,500)	05/08/2023
Purchase of Common Stock	30,000	05/08/2023
Sale of May 19, 2023 Put Option ($9.00 Strike Price)[4]	(77,500)	05/12/2023
Sale of May 19, 2023 Put Option ($9.50 Strike Price)[4]	(20,000)	05/15/2023
Purchase of Common Stock	50,000	05/16/2023
Purchase of Common Stock	50,000	05/17/2023
Purchase of Common Stock	55,000	05/19/2023
Acquisition of Common Stock Upon Assignment of May 19, 2023 Put Option ($9.00 Strike Price)	77,500	05/19/2023
Acquisition of Common Stock Upon Assignment of May 19, 2023 Put Option ($9.50 Strike Price)	20,000	05/19/2023
Purchase of Common Stock	97,500	06/06/2023
Purchase of Common Stock	53,000	06/16/2023
Purchase of Common Stock	47,000	06/20/2023
Purchase of Common Stock	150,000	06/23/2023
Purchase of Common Stock	50,000	07/06/2023
Purchase of Common Stock	47,268	07/17/2023
Purchase of Common Stock	72,732	07/18/2023
Purchase of Common Stock	10,063	07/19/2023
Purchase of Common Stock	47,090	07/20/2023
Purchase of Common Stock	23,000	07/21/2023
Purchase of Common Stock	100,000	08/08/2023
Purchase of Common Stock	199,847	08/15/2023
Purchase of Common Stock	100,000	08/18/2023
Purchase of Common Stock	100,000	08/24/2023
Sale of September 15, 2023 Put Option ($9.00 Strike Price)[2]	(150,000)	08/31/2023
Purchase of Common Stock	50,000	08/31/2023
Purchase of September 15, 2023 Put Option ($9.00 Strike Price)[3]	46,600	09/06/2023
Sale of Common Stock	(250,000)	09/06/2023
Sale of September 15, 2023 Put Option ($9.00 Strike Price)[2]	(50,000)	09/08/2023
Acquisition of Common Stock Upon Assignment of September 15, 2023 Put Option ($9.00 Strike Price)	153,400	09/15/2023
Purchase of Common Stock	146,600	09/18/2023
Sale of October 6, 2023 Put Option ($7.00 Strike Price)[2]	(38,400)	09/27/2023
Purchase of October 6, 2023 Put Option ($7.00 Strike Price)[3]	20,700	09/29/2023
Sale of October 13, 2023 Put Option ($8.00 Strike Price)[4]	(80,200)	10/04/2023
Purchase of Common Stock	100,000	10/05/2023
Acquisition of Common Stock Upon Assignment of October 13, 2023 Put Option ($8.00 Strike Price)	80,200	10/13/2023
Purchase of Common Stock	119,800	10/16/2023
Purchase of Common Stock	24,400	10/19/2023
Sale of November 3, 2023 Put Option ($7.00 Strike Price)[2]	(103,600)	10/24/2023
Purchase of Common Stock	80,441	10/24/2023
Sale of November 3, 2023 Put Option ($7.00 Strike Price)[2]	(24,500)	10/25/2023
Sale of November 3, 2023 Put Option ($7.00 Strike Price)[2]	(26,900)	10/26/2023
Purchase of Common Stock	76,757	10/26/2023
Purchase of November 3, 2023 Put Option ($7.00 Strike Price)[3]	84,100	11/02/2023
Purchase of Common Stock	79,013	11/10/2023
Purchase of Common Stock	187,182	11/13/2023
Purchase of Common Stock	52,207	11/14/2023
Purchase of Common Stock	90,152	11/15/2023
Purchase of Common Stock	259,361	11/16/2023
Purchase of Common Stock	1,600	11/17/2023
Purchase of Common Stock	76,755	11/20/2023
Purchase of Common Stock	12,423	11/22/2023
Purchase of Common Stock	106,873	11/30/2023
Purchase of Common Stock	2,836	12/01/2023
Purchase of Common Stock	18,844	03/20/2024
Purchase of Common Stock	13,678	03/22/2024
Purchase of Common Stock	138,051	03/26/2024
Purchase of Common Stock	171,078	03/27/2024
Purchase of Common Stock	393,534	04/01/2024
Purchase of Common Stock	264,815	04/02/2024
Purchase of Common Stock	845	04/03/2024
Purchase of Common Stock	249,155	04/04/2024
Purchase of Common Stock	68,439	04/08/2024
Purchase of Common Stock	31,561	04/09/2024
Purchase of Common Stock	200,000	04/10/2024
Purchase of Common Stock	539,171	04/15/2024
Purchase of Common Stock	260,829	04/16/2024
Purchase of Common Stock	250,000	04/17/2024

I-1

SHAH CAPITAL MANAGEMENT INC.

(through the Shah Managed Accounts)

Purchase of Common Stock	100,000	12/30/2022
Purchase of Common Stock	50,000	01/27/2023
Purchase of Common Stock	80,554	02/14/2023
Purchase of Common Stock	28,774	03/01/2023
Purchase of Common Stock	89,243	03/23/2023
Disposition of Common Stock[5]	(3,320)	04/10/2023
Purchase of Common Stock	53,000	04/26/2023
Purchase of Common Stock	20,000	06/08/2023
Purchase of Common Stock	57,941	06/16/2023
Purchase of Common Stock	100,000	11/13/2023
Disposition of Common Stock[6]	(4,580)	02/06/2024
Purchase of Common Stock	96,777	04/15/2024

HIMANSHU H. SHAH

(through the Mr. Shah Managed Account)

Purchase of Common Stock	10,000	01/27/2023
Purchase of Common Stock	9,469	02/14/2023
Purchase of Common Stock	21,226	03/01/2023
Purchase of Common Stock	11,810	03/23/2023
Purchase of Common Stock	2,059	06/16/2023
Purchase of Common Stock	2,595	11/15/2023
Purchase of Common Stock	8,223	04/15/2024

_____________________

1 Represents shares of Common Stock underlying American-style put options sold short in the over the counter market. These put options expired pursuant to their terms on the expiry date.

2 Represents shares of Common Stock underlying American-style put options sold short in the over the counter market. These put options were partially assigned, covered and/or expired pursuant to their terms on or prior to the expiry date.

3 Represents shares of Common Stock underlying American-style put options purchased to cover a short in the over the counter market.

4 Represents shares of Common Stock underlying American-style put options sold short in the over the counter market. These put options were exercised pursuant to their terms on the expiry date.

5 Represents the transfer of a certain separately managed account to a third-party.

6 Represents a withdrawal of shares of Common Stock from a certain separately managed account.

I-2

SCHEDULE II

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table is reprinted from the Company’s definitive proxy statement filed with the SEC on April 29, 2024.10

STOCK OWNERSHIP INFORMATION

The following table sets forth certain information as of April 22, 2024, unless otherwise indicated, with respect to the beneficial ownership of our Common Stock by (i) each person (including any group) known to the Company to beneficially own more than 5% of the outstanding shares of our common stock; (ii) each director of the Company, (iii) each of the Named Executive Officers of the Company, as identified in the “Summary Compensation Table” of this Proxy Statement, and (iv) all directors and current executive officers of the Company as a group.

Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)	Percentage of Class Outstanding (3)
5% or Greater Stockholders
State Street Corporation (4)	16,775,875	11.9%
The Vanguard Group (5)	14,560,054	10.4%
Shah Capital Management (6)	9,383,335	6.7%
BlackRock, Inc. (7)	8,436,179	6.0%
Directors and Named Executive Officers
Gregg H. Alton, J.D. (8)	31,780	*
Richard H. Douglas, Ph.D. (9)	98,930	*
Rachel K. King (10)	65,430	*
Margaret G. McGlynn, R. Ph. (11)	31,780	*
David Mott (12)	76,480	*
Richard J. Rodgers (13)	23,879	*
James F. Young, Ph.D. (14)	129,150	*
John C. Jacobs (15)	144,425	*
Stanley C. Erck (16)	876,206	*
James P. Kelly (17)	48,241	*
Filip Dubovsky, M.D. (18)	139,401	*
John J. Trizzino (19)	269,526	*
Mark J. Casey, J.D. (20)	—	*
All directors and current executive officers as a group (13 persons) (21)	1,935,228	1%

10 Note, Shah Capital Management’s beneficial ownership as of April 22, 2024, as included in the Company’s definitive proxy statement was based on the beneficial ownership disclosed in Shah Capital Management’s its Schedule 13D filed on April 15, 2024. Shah Capital Management’s current beneficial ownership is as disclosed in this Proxy Statement.

II-1

* Less than 1%

(1)	Each beneficial owner named in the table above (except as otherwise indicated in the footnotes below) has an address in c/o Novavax, Inc., 700 Quince Orchard Road, Gaithersburg, Maryland 20878.
(2)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of the Common Stock. Unless otherwise indicated, each beneficial owner named in the table has sole voting and investment power over the shares beneficially owned. With respect to each person or group, percentages are calculated based on the number of shares of Common Stock beneficially owned, including shares that may be acquired by such person or group within 60 days of April 22, 2024 upon the exercise or vesting, as applicable, of stock options, RSUs, SARs, warrants, or other purchase rights.
(3)	Percentages have been calculated based on 140,402,521 shares of the Common Stock outstanding as of April 22, 2024
(4)	As reported on Schedule 13G/A as filed on January 25, 2024 jointly by State Street Corporation (“State Street”) and SSGA Funds Management, Inc. (“SSGA”). State Street is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) and is the parent holding company of SSGA, among other subsidiaries. SSGA is an investment advisor in accordance with Rule 13D-1(b)(1)(ii)(e). Beneficial ownership (and other information in this footnote) is as of December 31, 2023. State Street beneficially owns 16,775,875 shares of Common Stock, for which it has no sole voting power, no sole dispositive power, shared voting power with respect to 16,405,289 shares of Common Stock and shared dispositive power with respect to 16,775,875 shares of Common Stock. SSGA beneficially owns 14,582,725 shares of Common Stock, for which it has no sole voting power, no sole dispositive power, shared voting power with respect to 14,565,557 shares of Common Stock and shared dispositive power with respect to 14,582,725 shares of Common Stock. The principal office address of State Street and SSGA is State Street Financial Center, 1 Congress Street, Suite 1, Boston, Massachusetts 02114-2016.
(5)	As reported by the Vanguard Group (“Vanguard”) on Schedule 13G/A as filed on February 13, 2024. Vanguard is an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E). Beneficial ownership (and other information in this footnote) is as of December 31, 2023. Vanguard beneficially owns 14,560,054 shares of Common Stock, for which it has no sole voting power, shared voting power with respect to 154,553 shares of Common Stock, sole dispositive power with respect to 14,304,541 shares of Common Stock and shared dispositive power with respect to 255,513 shares of Common Stock. The principal office address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(6)	As reported on Schedule 13D/A as filed on April 15, 2024 jointly by Shah Capital Management, Inc. (“SCM”), Shah Capital Opportunity Fund LP (“SCO”) and Himanshu H. Shah (“Shah,” together with SCM and SCO, the “Shah Reporting Persons”). SCM beneficially owns 9,326,176 shares of Common Stock, for which it has no sole voting power, no sole dispositive power, and shared voting power and shared dispositive power with respect to 9,326,176 shares of Common Stock. SCO beneficially owns 8,700,000 shares of Common Stock, for which it has no sole voting power, no sole dispositive power, and shared voting power and shared dispositive power with respect to 8,700,000 shares of Common Stock. Shah beneficially owns 9,385,335 shares of Common Stock, of which he has sole voting power and sole dispositive power with respect to 57,159 shares of Common Stock and shared voting power and shared dispositive power with respect to 9,326,176 shares of Common Stock. SCM serves as the investment adviser to SCO. Shah serves as President and Chief Investment Officer of SCM. The principal office address of the Shah Reporting Persons is 2301 Sugar Bush Road, Suite 510, Raleigh, NC 27612.
(7)	As reported by BlackRock, Inc. (“BlackRock”) on Schedule 13G/A as filed on January 26, 2024. BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). Beneficial ownership (and other information in this footnote) is as of December 31, 2023. BlackRock beneficially owns 8,436,179 shares of Common Stock, for which it has sole voting power with respect to 8,323,116 shares of Common Stock, sole dispositive power with respect to 8,436,179 shares of Common Stock, no shared voting power and no shared dispositive power. The principal office address of BlackRock is 50 Hudson Yards, New York, New York 10001.
(8)	Includes 21,310 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024.
(9)	Includes 55,010 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024.
(10)	Includes 46,510 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024. Includes 2,200 shares of Common Stock indirectly owned by Ms. King as a result of shares held in trusts for the benefit of Ms. King’s children.
(11)	Includes 21,310 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024.
(12)	Includes 26,010 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024
(13)	Includes 13,409 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024
(14)	Includes 52,390 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024. Also includes 1,500 shares of Common Stock owned by Dr. Young’s spouse. Dr. Young disclaims beneficial ownership of these securities, and this report shall not be deemed an admission that Dr. Young is the beneficial owner of the securities for purposes of Section 16 or for any other purpose.
(15)	Includes 96,899 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024
(16)	Includes 767,146 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024. Also includes 75,000 shares of Common Stock that would be acquired if Mr. Erck’s SARs that are exercisable or scheduled to vest within 60 days of April 22, 2024, were exercised at $4.07, the closing price of Novavax’s Common Stock on April 22, 2024 and settled in shares of Common Stock.
(17)	Includes 34,956 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024.
(18)	Includes 72,788 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024
(19)	Includes 230,437 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024. Also includes 11,117 shares of Common Stock that would be acquired if Mr. Trizzino’s SARs that are exercisable or scheduled to vest within 60 days of April 22, 2024, were exercised at $4.07, the closing price of Novavax’s Common Stock on April 22, 2024 and settled in shares of Common Stock.
(20)	Mr. Casey does not own any shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024
(21)	Includes 1,438,175 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024. Also includes 86,117 shares of Common Stock that would be acquired if Messrs. Erck and Trizzino’s SARs that are exercisable or scheduled to vest within 60 days of April 22, 2024, were exercised at $4.07, the closing price of Novavax’s Common Stock on April 22, 2024 and settled in shares of Common Stock.

II-2

IMPORTANT

Tell the Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give Shah Capital your proxy to vote AGAINST the election of Mr. Douglas, Ms. McGlynn, and Mr. Mott and in accordance with Shah Capital’s recommendations on the other proposals on the agenda for the Annual Meeting by:

•	SIGNING, DATING and MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed GOLD voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact InvestorCom at the address set forth below.

If you have any questions, require assistance in voting your GOLD proxy card,

or need additional copies of Shah Capital’s proxy materials,

please contact InvestorCom at the phone numbers and/or email listed below.

19 Old Kings Highway S., Suite 130

Darien, CT 06820

(203) 972-9300

Stockholders call toll-free at (877) 972-0090

Email: info@investor-com.com

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MAY 6, 2024

NOVAVAX, INC.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF SHAH CAPITAL MANAGEMENT, INC. AND THE OTHER PARTICIPANTS IN ITS PROXY SOLICITATION – THE BOARD OF DIRECTORS OF NOVAVAX, INC. IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints Himanshu H. Shah, John Grau, and Rebecca L. Van Derlaske, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Novavax, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Company’s 2024 annual meeting of stockholders scheduled to be held virtually via live webcast at www.virtualshareholdermeeting.com/NVAX2024 on Thursday, June 13, 2024, commencing at 8:30 a.m. (Eastern Time) (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted only as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Shah Capital Management, Inc. (together with the other participants in its solicitation, “Shah Capital”) a reasonable time before this solicitation.

Each of the proposals included on this GOLD proxy card has been proposed by the Company. None of the proposals included on this GOLD proxy card are conditioned on the approval of any other proposal.

STOCKHOLDERS ARE ADVISED THAT THE COMPANY NOMINEES ARE NOT THE NOMINEES OF SHAH CAPITAL AND ARE THE NOMINEES OF THE COMPANY. BECAUSE THE COMPANY NOMINEES ARE NOT SHAH CAPITAL’S NOMINEES, THEY ARE NOT PARTICIPANTS IN THIS SOLICITATION.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “AGAINST” THE ELECTION OF RICHARD H. DOUGLAS, MARGARET G. MCGLYNN, AND DAVID MOTT, “AGAINST” PROPOSAL 2, “AGAINST” PROPOSAL 3, “AGAINST” PROPOSAL 4, AND “FOR” PROPOSAL 5.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with Shah Capital’s solicitation of proxies for the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GOLD PROXY CARD

[X] Please mark vote as in this example

SHAH CAPITAL STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” WITH RESPECT TO THE ELECTION OF MR. DOUGLAS, MS. MCGLYNN, AND MR. MOTT AND “AGAINST” PROPOSALS NO. 2, 3 AND 4. SHAH CAPITAL MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL NO. 5.

Shah Capital Strongly Recommends a Vote “AGAINST” the Following Three Company Nominees:

1.	Election of three directors as Class II directors to serve on the board of directors, each for a three-year term expiring at the 2027 Annual Meeting of Stockholders.
COMPANY NOMINEES OPPOSED BY SHAH CAPITAL	FOR	AGAINST	ABSTAIN
a. Richard H. Douglas	☐	☐	☐
b. Margaret G. McGlynn	☐	☐	☐
c. David Mott	☐	☐	☐

Shah Capital Strongly Recommends a Vote “AGAINST” Proposal No. 2:

2.	The Company’s proposal to approve, on an advisory basis, the compensation of the Named Executive Officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Shah Capital Strongly Recommends a Vote “AGAINST” Proposal No. 3:

3.	The Company’s proposal to approve the amendment and restatement of the Novavax, Inc. Amended and Restated 2015 Stock Incentive Plan, as amended (the “2015 Stock Plan”) to increase the number of shares of Common Stock available for issuance thereunder by 6,500,000 shares.
☐ FOR	☐ AGAINST	☐ ABSTAIN

Shah Capital Strongly Recommends a Vote “AGAINST” Proposal No. 4:

4.	The Company’s proposal to approve the amendment and restatement of the Novavax, Inc. 2013 Employee Stock Purchase Plan, as amended (the “ESPP”), to increase the number of shares of Common Stock available for issuance under the ESPP by 1,000,000 shares, such that the number of shares available for issuance is the lesser of (a) 2,155,000 shares of Common Stock increased on January 1 of each year by 5% of the share pool and (b) 3,510,264 shares of Common Stock.
☐ FOR	☐ AGAINST	☐ ABSTAIN

Shah Capital Makes No Recommendation with Respect to Proposal No. 5:

5.	The Company’s proposal to approve the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
☐ FOR	☐ AGAINST	☐ ABSTAIN

GOLD PROXY CARD

DATED: ____________________________

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